LIONSGATE REPORTS REVENUES OF $951.2 MILLION, FREE CASH
FLOW OF $102.8 MILLION AND NET INCOME OF $6.1 MILLION FOR
FISCAL YEAR 2006
Revenue Increases 13% From Previous Fiscal Year Driven By
Strong Fourth Quarter Results
Strong Growth In Television And Home Entertainment Results
Management To Provide Fiscal 2007 Guidance On Analyst Call
Thursday, June 15, 2006 At 9:00 AM EDT/6:00 A.M. PDT
SANTA MONICA, CA, and VANCOUVER, BC, June 14, 2006 – Lionsgate (NYSE: LGF), the leading independent filmed entertainment studio, today reported revenues of $951.2 million for fiscal 2006 (fiscal year ended March 31, 2006), an increase of 13% compared to $842.6 million in fiscal 2005. The Company posted free cash flow of $102.8 million for fiscal 2006 compared to $93.0 million in the prior fiscal year, an increase of 11%.
The Company reported pretax income of $7.5 million and net income of $6.1 million in fiscal 2006, or basic income per share of $0.06 on 103.1 million weighted average common shares outstanding, compared to pretax income of $29.2 million and net income of $20.3 million in fiscal 2005, or basic income per share of $0.21 on 97.6 million weighted average common shares outstanding.
Lionsgate also reported EBITDA (earnings before interest, interest rate swaps mark-to-market, income tax provision, depreciation, gain on sale of studio facility and minority interests) of $20.6 million for fiscal 2006 compared to EBITDA of $52.9 million for the year ended March 31, 2005.
“We achieved strong growth throughout our core businesses in fiscal 2006, generating more than $100 million in free cash flow and over $950 million in revenues while continuing to invest in our businesses, add value to our library and strengthen our balance sheet,” said Lionsgate Chief Executive Officer Jon Feltheimer. “We currently have the strongest cash position and one of the strongest filmed entertainment backlogs in our history. We plan to continue to invest in our business organically and through acquisitions while adding value to our content through exploitation of fresh distribution platforms and new and incremental digital revenue streams.”
The Company also noted that it has strengthened its internal controls and is no longer required to report material weaknesses in its financial reporting.

Lionsgate’s theatrical revenue of $145.5 million in fiscal 2006 increased 2% compared to $142.8 million in fiscal 2005, propelled by such number one box office hits as Saw II, Madea’s Family Reunion, Hostel, the Best Picture Academy Award ® -winning Crash, Lord of War, The Devil’s Rejects and Waiting.
Video revenue of $527.2 million in fiscal 2006 grew 13% from $465.3 million in fiscal 2005, driven by strong theatrical DVD titles such as Saw II, Crash, Diary of A Mad Black Woman, Lord of War, Waiting and The Devil’s Rejects and the family home entertainment titles Barbie and the Magic of Pegasus, Barbie Mermaidia and Marvel’s ™ The Ultimate Avengers ™.
International revenue of $61.2 million in fiscal 2006 decreased 23% compared to $79.5 million in fiscal 2005. International revenues were driven by Saw II, Saw, In The Mix, Happy Endings, Hotel Rwanda and The Devil’s Rejects. Television revenue (included in motion picture revenue and primarily derived from pay television license fees and pay-per-view) was $72.9 million in fiscal 2006, an 18% increase from $61.6 million in fiscal 2005. Significant television license fees in fiscal 2006 included Saw, Diary of A Mad Black Woman, Crash, Open Water and The Cookout.
Television production revenue of $132.9 million in fiscal 2006 grew by 60% compared to $82.8 million in fiscal 2005, led by deliveries of 82 hours of one-hour drama series, 10 half-hours of half-hour drama series, international sales of one-hour series and television movies. Principal revenue drivers were domestic deliveries of Wildfire, The Dead Zone, Missing, The Cut and Weeds. With nine prime time series (eight cable and one broadcast) scheduled to air in fiscal 2007 and a growing international sales business, Lionsgate’s television operations are poised for continued growth.
Lionsgate senior management will hold its analyst and investor conference call to discuss its fiscal 2006 full year financial results at 9:00 A.M. EDT/6:00 A.M. PDT on Thursday, June 15, 2006, and will also provide guidance for fiscal 2007 on the call.
Interested parties may participate live in the conference call by calling 1-800-230-1059 (1-612-288-0318 outside the U.S. and Canada). A full digital replay will be available from Thursday, June 15, through Thursday, June 22, by dialing 1-800-475-6701 (1-320-365-3844 outside the U.S. and Canada) and using access code #827835.
Lionsgate is the leading independent filmed entertainment studio, winning this year’s Best Picture Academy Award ® for Crash, generating two consecutive years of $300 million-plus domestic theatrical box office, operating a $500 million-plus home entertainment business and producing a broad slate of prime time television series for fiscal 2007. It is a premier producer and distributor of motion pictures, television programming, home entertainment, family entertainment and video-on-demand content. Its prestigious and prolific library of more than 5,500 titles is a valuable source of stable, recurring revenue and a foundation for the growth of the Company’s core businesses. The Lionsgate brand name is synonymous with original, daring, quality entertainment in markets around the world.
www.lionsgate.com
* * * * *

For further information, please contact:
Peter D. Wilkes
310-255-3726
pwilkes@lionsgate.com
The matters discussed in this press release include forward-looking statements. Such statements are subject to a number of risks and uncertainties. Actual results in the future could differ materially and adversely from those described in the forward-looking statements as a result of various important factors, including risk factors as set forth in Lionsgate’s Form 10-K filed with the Securities and Exchange Commission on June 14, 2006. The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances.

LIONS GATE ENTERTAINMENT CORP.
CONSOLIDATED BALANCE SHEETS

	March 31,	March 31,
	2006	2005
	(Amounts in thousands,
	except share amounts)
ASSETS
Cash and cash equivalents	$46,978	$112,839
Restricted cash	820	2,913
Investments — auction rate preferreds and municipal bonds	167,081	—
Investments — equity securities	14,921	—
Accounts receivable, net of reserve for video returns and allowances of $73,366 (March 31, 2005 — $58,449) and provision for doubtful accounts of $10,934 (March 31, 2005 — $6,102)	182,659	150,019
Investment in films and television programs	417,750	367,376
Property and equipment	7,218	30,842
Goodwill	185,117	161,182
Other assets	30,705	29,458

	$1,053,249	$854,629

LIABILITIES
Bank loans	$—	$1,162
Accounts payable and accrued liabilities	188,793	134,200
Unpresented bank drafts	14,772	—
Film obligations	284,987	130,770
Subordinated notes	385,000	390,000
Mortgages payable	—	18,640
Deferred revenue	30,427	62,459
Minority interests	—	259

	903,979	737,490

SHAREHOLDERS’ EQUITY
Common shares, no par value, 500,000,000 shares authorized, 104,422,765 at March 31, 2006 and 101,843,708 at March 31, 2005 issued and outstanding	328,771	305,662
Series B preferred shares (10 shares issued and outstanding)	—	—
Restricted common share units	5,178	—
Unearned compensation	(4,032)	—
Accumulated deficit	(177,130)	(183,226)
Accumulated other comprehensive loss	(3,517)	(5,297)

	149,270	117,139

	$1,053,249	$854,629

LIONS GATE ENTERTAINMENT CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS

	Year	Year	Year
	Ended	Ended	Ended
	March 31,	March 31,	March 31,
	2006	2005	2004
Revenues	$951,228	$842,586	$375,910

Expenses:
Direct operating	460,943	355,922	181,298
Distribution and marketing	399,299	364,281	207,045
General and administration	70,326	69,460	42,826
Severance and relocation costs	—	—	5,575
Write-down of other assets	—	—	11,686
Gain on sale of studio facility	(4,872)	—	—
Depreciation	2,504	3,159	3,198

Total expenses	928,200	792,822	451,628

Operating Income (Loss)	23,028	49,764	(75,718)

Other Expense (Income):
Interest expense	19,933	26,421	14,178
Interest rate swaps mark-to-market	(205)	(2,752)	(206)
Interest and other income	(4,304)	(3,440)	(136)
Minority interests	—	107	—

Total other expenses	15,424	20,336	13,836

Income (Loss) Before Equity Interests and Income Taxes	7,604	29,428	(89,554)
Equity interests	(74)	(200)	(2,169)

Income (Loss) Before Income Taxes	7,530	29,228	(91,723)
Income tax provision	1,434	8,947	373

Net Income (Loss)	$6,096	$20,281	$(92,096)

Modification of warrants	—	—	(2,031)
Dividends on Series A preferred shares	—	—	(387)
Accretion and amortization on Series A preferred shares	—	—	(643)

Net income (loss) available to common shareholders	$6,096	$20,281	$(95,157)

Basic Income (Loss) Per Common Share	$0.06	$0.21	$(1.35)

Diluted Income (Loss) Per Common Share	$0.06	$0.20	$(1.35)

LIONS GATE ENTERTAINMENT CORP.
CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY

					Restricted				Accumulated
			Series B		Common			Comprehensive	Other
	Common Shares		Preferred Shares		Share	Unearned	Accumulated	Income	Comprehensive
	Number	Amount	Number	Amount	Units	Compensation	Deficit	(Loss)	Loss	Total
	(Amounts in thousands, except share amounts)
Balance at March 31, 2004	93,615,896	$280,501	10	$—	$—	$—	$(203,507)		$(7,385)	$69,609
Exercise of stock options	4,991,141	13,871								13,871
Exercise of warrants	3,220,867	10,842								10,842
Issuance to directors for services	15,804	137								137
Impact of previously modified stock options	—	311								311
Comprehensive income (loss):
Net income							20,281	$20,281		20,281
Foreign currency translation adjustments								2,374	2,374	2,374
Net unrealized loss on foreign exchange contracts								(286)	(286)	(286)

Comprehensive income								$22,369		—

Balance at March 31, 2005	101,843,708	$305,662	10	$—	$—	$—	$(183,226)		$(5,297)	$117,139
Exercise of stock options	361,310	1,408								1,408
Issuance to directors for services	20,408	203								203
Impact of previously modified stock options	—	27								27
Issuance of common shares in connection with acquisition of film assets	399,042	3,775								3,775
Issuance of common shares in connection with acquisition of common shares of Image Entertainment.	1,104,004	11,537								11,537
Issuance of common shares in connection with acquisition of Redbus	643,460	5,643								5,643
Issuance of restricted share units					5,694	(5,694)				—
Amortization of restricted share units						1,662				1,662
Vesting of restricted share units	50,833	516			(516)					—
Comprehensive income (loss) Net income							6,096	6,096		6,096
Foreign currency translation adjustments								2,223	2,223	2,223
Net unrealized loss on foreign exchange contracts								(356)	(356)	(356)
Unrealized loss on investments — available for sale.								(87)	(87)	(87)

Comprehensive income								$7,876

Balance at March 31, 2006	104,422,765	$328,771	10	$—	$5,178	$(4,032)	$(177,130)		$(3,517)	$149,270

LIONS GATE ENTERTAINMENT CORP.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year	Year	Year
	Ended	Ended	Ended
	March 31,	March 31,	March 31,
	2006	2005	2004
	(Amounts in thousands)
Operating Activities:
Net income (loss)	$6,096	$20,281	$(92,096)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation of property and equipment	2,504	3,159	3,198
Amortization and write-off of deferred financing costs	3,804	6,945	4,073
Amortization of films and television programs	253,279	213,346	136,082
Amortization of intangible assets	2,004	2,192
Non-cash stock-based compensation	1,881	448	1,740
Interest rate swaps mark-to-market	(205)	(2,752)	(206)
Gain on disposition of assets	—	(666)	—
Gain on sale of studio facility	(4,872)	—	—
Deferred income taxes	297	6,283	—
Relocation costs	—	—	2,131
Write-down of other assets	—	—	11,686
Minority interests	—	107	—
Equity interests	74	200	2,169
Changes in operating assets and liabilities, excluding the effects of acquisitions:
(Increase) decrease in restricted cash	2,093	(2,913)	—
Accounts receivable, net	(33,294)	(21,284)	(17,249)
Increase in investment in films and television programs	(284,711)	(171,272)	(192,098)
Other assets	(5,302)	(2,395)	6,913
Accounts payable and accrued liabilities	48,732	4,335	12,170
Unpresented bank drafts	14,772	—	—
Film obligations	147,218	15,594	1,818
Deferred revenue	(31,358)	23,888	3,258

Net Cash Flows Provided By (Used In) Operating Activities	123,012	95,496	(116,411)

Investing Activities:
Purchases of investments — auction rate preferreds and municipal bonds	(307,031)	—	—
Purchases of investments — equity securities	(3,470)	—	—
Sales of investments — auction rate preferreds and municipal bonds	139,950	—	—
Cash received from sale of investment	2,945	—	—
Cash received from disposition of assets, net	34,860	1,172	—
Acquisition of Redbus, net of cash acquired	(27,138)	—	—
Acquisition of Artisan Entertainment Inc., net of cash acquired	—	—	(148,870)
Purchases of property and equipment	(5,450)	(2,484)	(860)

Net Cash Flows Used In Investing Activities	(165,334)	(1,312)	(149,730)

Financing Activities:
Issuance of common shares	1,408	24,713	107,162
Redemption of Series A preferred shares	—	—	(18,090)
Dividends paid on Series A preferred shares	—	—	(387)
Financing fees	(546)	(1,612)	(11,402)
Increase in subordinated notes, net of issue costs	—	314,822	56,347
Repayment of subordinated notes	(5,000)	—	—
Increase (decrease) in bank loans	—	(325,111)	143,033
Proceeds from production loans	—	—	505
Repayment of production loans	—	—	(1,778)
Proceeds from mortgages payable	—	—	16,148
Repayment of mortgages payable	(18,927)	(1,894)	(24,367)

Net Cash Flows Provided By (Used In) Financing Activities	(23,065)	10,918	267,171

Net Change In Cash And Cash Equivalents	(65,387)	105,102	1,030
Foreign Exchange Effects On Cash	(474)	648	(792)
Cash and Cash Equivalents — Beginning Of Year	112,839	7,089	6,851

Cash and Cash Equivalents — End Of Year	$46,978	$112,839	$7,089

LIONS GATE ENTERTAINMENT CORP.
RECONCILIATION OF EBITDA TO NET INCOME (LOSS)

	Year	Year	Year
	Ended	Ended	Ended
	March 31,	March 31,	March 31,
	2006	2005	2004
EBITDA, as defined	$20,586	$52,882	$(74,689)
Depreciation	(2,504)	(3,159)	(3,198)
Interest expense	(19,933)	(26,421)	(14,178)
Interest rate swaps mark-to-market	205	2,752	206
Interest income	4,304	3,281	136
Gain on sale of studio facility	4,872	—	—
Minority interests	—	(107)	—
Income tax provision	(1,434)	(8,947)	(373)

Net income (loss)	$6,096	$20,281	$(92,096)

EBITDA is defined as earnings before interest expense, interest rate swaps mark-to-market, interest income, income tax provision, depreciation, gain on sale of studio facility and minority interests.

LIONS GATE ENTERTAINMENT CORP.
RECONCILIATION OF NET CASH FLOWS PROVIDED BY (USED IN) OPERATING ACTIVITIES TO FREE
CASH FLOW FROM OPERATIONS (AFTER DEBT SERVICE)

	Year	Year	Year
	Ended	Ended	Ended
	March 31,	March 31,	March 31,
	2006	2005	2004
Net Cash Flows Provided By (Used In) Operating Activities	$123,012	$95,496	$(116,411)
Purchases of property and equipment	(5,450)	(2,484)	(860)
Unpresented bank drafts	(14,772)	—	—

Free Cash Flow From Operations (after debt service), as defined	$102,790	$93,012	$(117,271)

Free cash flow is defined as net cash flows provided by operating activities less purchases of property and equipment and unpresented bank drafts.